UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INPIXON

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Preliminary Proxy Statement—Subject to Completion

Inpixon

2479 E. Bayshore Road, Suite 195
Palo Alto, CA 94303

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on                , 2023

Dear Inpixon Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Inpixon (the “Company”) will be held on                 , 2023 (the “Special Meeting”) at 10:00 a.m., Pacific Time. The Special Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/INPX2023.

The agenda of the Special Meeting will be the following items of business, which are more fully described in the accompanying proxy statement (the “Proxy Statement”):

1)	the approval of an amendment to our Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of our outstanding common stock, par value $0.001 per share (“Common Stock”), at a ratio between 1-for-2 and 1-for-50, to be determined at the discretion of our board of directors (the “Board”) (the “Reverse Split”), for the purpose of complying with the Nasdaq Listing Rules, subject to the Board’s discretion to abandon such amendment;

2)	the approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock to up to 1,000,000,000, with such number to be determined at the Board’s discretion (the “Authorized Share Increase”);

3)	the approval of the issuance of shares of our Common Stock upon exercise of the warrants to purchase common stock (the “Warrants”) issued to accredited investors pursuant to a warrant purchase agreement, dated May 15, 2023, in accordance with the terms of the Warrants, as required by and in accordance with Nasdaq Listing Rule 5635(d);

4)	the approval of the adjournment of the Special Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals; and

5)	the transaction of any other business properly brought before the Special Meeting or any adjournment or postponement thereof.

All stockholders as of close of business on June 21, 2023 (the “Record Date”) are cordially invited to attend the Special Meeting virtually.

If you are a stockholder of record, you may vote in one of the following ways:

●	Vote over the Internet, by going to www.proxyvote.com (have your proxy card in hand when you access the website);

●	Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);

●	Vote by Mail, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

●	Vote virtually at the Special Meeting.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We hope that you attend the Special Meeting. Whether or not you plan to participate in the Special Meeting, we urge you to take the time to vote your shares.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nadir Ali	/s/ Wendy Loundermon
Nadir Ali	Wendy Loundermon
Chief Executive Officer	Secretary

Palo Alto, California

              , 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON                , 2023: THIS PROXY STATEMENT IS AVAILABLE AT
www.proxyvote.com.

i

Inpixon

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

Special Meeting of Stockholders

to be held                  , 2023

The Special Meeting of Stockholders (the “Special Meeting”) of Inpixon (which may be referred to in this Proxy Statement as the “Company,” “Inpixon,” “we,” “us” or “our”) will be held on                 , 2023 at 10:00 a.m., Pacific Time. The Special Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/INPX2023.

The Notice of Special Meeting of Stockholders (the “Notice”) and this proxy statement (the “Proxy Statement”) are also available at proxyvote.com. This proxy procedure permits all stockholders of record, many of whom are unable to virtually attend the Special Meeting, to vote their shares of common stock of the Company (“Common Stock”) at the Special Meeting.

Our board of directors (the “Board”) has fixed the close of business on June 21, 2023 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR MARK, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. VOTING BY USING THE ABOVE METHODS WILL NOT PREVENT YOU FROM VOTING VIRTUALLY AT THE SPECIAL MEETING.

THANK YOU FOR ACTING PROMPTLY

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

What are proxy materials?

The accompanying proxy is delivered and solicited on behalf of our Board in connection with the Special Meeting to be held on               , 2023 at 10:00 a.m., Pacific Time. As a stockholder, you are invited to virtually attend the Special Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (the “SEC”) rules and is designed to assist you in voting your shares. The proxy materials include this Proxy Statement for the Special Meeting and the proxy card or a voting instruction form for the Special Meeting (the “Proxy Materials”).

How can I sign up for the electronic proxy delivery service?

The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by e-mail will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by e-mail, you will receive an e-mail for the next meeting with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What am I voting on?

The items of business scheduled to be voted on at the Special Meeting are:

●	Proposal One: the approval of an amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding Common Stock at a ratio between 1-for-2 and 1-for-50, to be determined at the discretion of our Board (the “Reverse Split”), for the purpose of complying with the Nasdaq Listing Rules, subject to the Board’s discretion to abandon such amendment;

●	Proposal Two: the approval of an amendment to our Articles of Incorporation, to increase the number of authorized shares of our Common Stock to up to 1,000,000,000, with such number to be determined at the Board’s discretion (the “Authorized Share Increase”);

●	Proposal Three: the approval of the issuance of shares of our Common Stock upon exercise of the warrants to purchase common stock (the “Warrants”) issued to accredited investors pursuant to a warrant purchase agreement, dated May 15, 2023, in accordance with the terms of the Warrants, as required by and in accordance with Nasdaq Listing Rule 5635(d);

●	Proposal Four: the approval of the adjournment of the Special Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals; and

The stockholders will also be asked to consider and vote upon any other business properly brought before the Special Meeting or any adjournment or postponement thereof.

Who is entitled to vote at the Special Meeting, and how many votes do they have?

Stockholders of record at the close of business on June 21, 2023 (the “Record Date”) may vote at the Special Meeting. Pursuant to the rights of our stockholders contained in our charter documents, each share of our Common Stock has one vote. There were [*] shares of Common Stock outstanding as of the Record Date.

What constitutes a quorum?

The holders of a majority of the eligible votes as of the Record Date, either present virtually or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Special Meeting. If you choose to have your shares represented by proxy at the Special Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Special Meeting, the stockholders holding a majority of the eligible votes present virtually or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 60 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

How do I vote?

If you hold Common Stock as a stockholder of record as of the Record Date, you may direct how your stock is voted without virtually attending the Special Meeting, by the following means:

●	Vote by Internet: You can vote via the Internet at www.proxyvote.com or you may scan the QR code with your smartphone and, once you are at the website, follow the online instructions. You will need information from your proxy card to vote via the Internet. Internet voting is available 24 hours a day. Proxies submitted by the Internet must be received by 11:59 p.m. Eastern Time on the day before the Special Meeting.

●	Vote by Telephone: You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need your proxy card to vote by telephone. Telephone voting is available 24 hours a day. Proxies submitted by telephone must be received by 11:59 p.m. Eastern Time on the day before the Special Meeting.

●	Vote by Mail: You can vote by marking, dating and signing your name exactly as it appears on the proxy card you received, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

If you hold Common Stock in the name of a bank, broker, or other nominee, you should have received this Proxy Statement and voting instructions, which include the following, from your bank, broker or other nominee:

●	Vote by Internet. You can vote via the Internet by following the instructions on the voting instruction form provided to you. Once there, follow the online instructions. Internet voting is available 24 hours a day.

●	Vote by Telephone. You can vote by telephone by calling the number provided on your voting instruction form. Telephone voting is available 24 hours a day.

●	Vote by Mail. You can vote by marking, dating, and signing your name exactly as it appears on the voting instruction form, and returning it in the postage-paid envelope provided. Please promptly mail your voting instruction form to ensure that it is received prior to the closing of the polls at the Special Meeting.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, except voting virtually at the meeting, you will be appointing Nadir Ali, our Chief Executive Officer, and Wendy Loundermon, our Chief Financial Officer and Secretary, as your proxies (together, the “Management Proxyholders”). The Management Proxyholders may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to virtually attend the Special Meeting, please vote by proxy so that your shares may be voted.

You also have the right to appoint a person other than the Management Proxyholders to represent you at the Special Meeting by striking out the names of the Management Proxyholders in the accompanying form of proxy and by inserting the desired proxyholder’s name in the blank space provided. A proxyholder need not be a stockholder.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” any proposal for which you do not indicate your vote. We do not intend to bring any other matter for a vote at the Special Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Special Meeting by:

●	notifying our Chief Financial Officer and Secretary, Wendy Loundermon, in writing at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, that you are revoking your proxy;

●	submitting a proxy at a later date via the Internet or telephone, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Special Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	virtually attending and voting at the Special Meeting.

If your shares are held in the name of a nominee, you should check with your nominee and follow the voting instructions your nominee provides. If you have any further questions, or proxy solicitor can be reached via toll-free number: (800) 515-4507.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election and count the votes.

What vote is required to approve each proposal?

For Proposals One and Two, the affirmative vote of the holders of shares of Common Stock representing a majority of the voting power outstanding as of the Record Date will be required for approval.

For Proposals Three and Four, the affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast by the holders of all of the shares of Common Stock present or represented and entitled to vote at the Special Meeting will be required for approval.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are considered present and entitled to vote at the Special Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of the majority of the voting power (Proposals One and Two).

If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

Proposals One, Two and Four involve matters that we believe will be considered routine under the relevant securities exchange rules and will not be subject to broker non-vote. Any proposal that is considered to be routine under the relevant securities exchange rules, will also not be subject to broker non-vote. The “routine” treatment of these proposals does not affect the seriousness with which we treat these proposals. Proposal Three involves matters that we believe will be considered non-routine and brokers and other intermediaries will not have the discretion to vote on it without voting instructions. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

What percentage of our Common Stock do our director-nominees and current executive officers own?

As of June 21, 2023, our director-nominees and executive officers beneficially owned less than 1% of our outstanding Common Stock, including shares of Common Stock issuable within sixty days. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We intend to engage D.F. King & Co., Inc. (“King”) to assist in the distribution of the Proxy Materials and the solicitation of proxies. We expect to pay King a fee for these services estimated at $12,500 plus expenses for, among other things, contacting stockholders via telephone and collecting verbal votes. Proxies will be solicited on behalf of our Board by mail, in person, by telephone, and via the Internet. We will bear the cost of soliciting proxies. Further, proxies may also be solicited through our directors, officers, and employees, who are soliciting proxies primarily by mail and the Internet without additional payments to them other than the reimbursement of out-of-pocket expenses in connection with such solicitation. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our voting stock. If you have any questions, our proxy solicitor can be reached via toll-free number: (800) 829-6551.

Can I attend the Special Meeting?

The Board chose a virtual meeting format for the Special Meeting to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. The virtual meeting format will allow our stockholders to engage with us at the Special Meeting from any geographic location, using any convenient Internet connected devices, including smart phones and tablets, laptop or desktop computers. The virtual format allows stockholders to submit questions during the meeting.

To ensure they can participate, stockholders and proxyholders should visit virtualshareholdermeeting.com/INPX2023 and enter the 16-digit control number included on their Notice or proxy card. If you wish to participate in the meeting and your shares are held in street name, you must obtain, from the broker, bank or other organization that holds your shares, the information required, including a 16-digit control number, in order for you to be able to participate in, and vote at the Special Meeting.

Stockholders can vote their shares and submit questions via the Internet during the Special Meeting by accessing the Special Meeting website at virtualshareholdermeeting.com/INPX2023. We will answer any timely submitted and relevant questions on a matter to be voted on at the Special Meeting before voting is closed on the matter. Following adjournment of the formal business of the Special Meeting, we will address appropriate general questions from stockholders regarding Inpixon as time allows. Questions relating to us may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.

Online check-in to the Special Meeting webcast will begin at 9:45 a.m., Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the length of the Special Meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote FOR all of the proposals. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Why is Inpixon seeking to implement the Reverse Split?

On April 14, 2023, the Company received a letter from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of our Common Stock for the last 30 consecutive business days beginning on March 2, 2023, and ending on April 13, 2023, the Company no longer meets the requirement to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a period of 180 calendar days, or until October 11, 2023, in which to regain compliance. In order to regain compliance with the minimum bid price requirement, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period. In the event that the Company does not regain compliance within this 180-day period, the Company may be eligible to seek an additional compliance period of 180 calendar days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and provides written notice to Nasdaq of its intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice to the Company that our Common Stock will be subject to delisting. The letter does not result in the immediate delisting of our Common Stock from the Nasdaq Capital Market. While we continue to seek alternative options, the Reverse Split is being proposed in order to possibly increase the market price of our Common Stock to satisfy the $1.00 minimum closing bid price required to try to avoid the delisting of our Common Stock from Nasdaq, if necessary. In addition, a higher stock price, if the price does increase, may, among other things, increase the attractiveness of our Common Stock to the investment community.

In addition, the Reverse Split may permit us to satisfy the minimum bid price of the initial listing requirements of Nasdaq if the Company had to re-apply for listing should the Company pursue a strategic transaction that falls under Nasdaq Listing Rule 5110(a). The Board has authorized the Company to evaluate various strategic transactions concerning our business. In connection therewith, we have entered into a non-binding letter of intent and are in the due diligence and negotiation stages with a third party in connection with a potential transaction involving the remainder of our business, and the Company expects that such potential transaction may fall under Nasdaq Listing Rule 5110(a).

What are the consequences of being delisted from Nasdaq?

If we are not able to satisfy the minimum closing bid price requirement prior to October 11, 2023, and we do not effect the Reverse Split in order to meet the $1.00 minimum closing bid price continued listing requirement of Nasdaq, our Common Stock would be delisted from the Nasdaq Capital Market. If we are delisted from the Nasdaq Capital Market, we may be forced to seek to be traded on an inter-dealer electronic quotation and trading system operated by OTC Markets Group, which would require our market makers to request that our Common Stock be so listed. There are a number of negative consequences that could result from our delisting from the Nasdaq Capital Market, including, but not limited to, the following:

●	the liquidity and market price of our Common Stock may be negatively impacted and the spread between the “bid” and “asked” prices quoted by market makers may be increased;

●	our access to capital may be reduced, causing us to have less flexibility in responding to our capital requirements;

●	our institutional investors may be less interested in or prohibited from investing in our Common Stock, which may cause the market price of our Common Stock to decline;

●	we will no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended (the “Securities Act”), and, as a result, we will lose our exemption from state securities regulations, making the exercise of outstanding warrants or the granting of stock options and other equity incentives to our employees more difficult; and

●	if our Common Stock is traded as a “penny stock,” transactions in our Common Stock would be more difficult and cumbersome.

What would be the principal effects of the Reverse Split?

If implemented, the Reverse Split will have the following effects:

●	the market price of our Common Stock immediately upon effectiveness of the Reverse Split may increase over the market price of our Common Stock immediately prior to the Reverse Split, although there is no assurance that the market price of our Common Stock will increase at all and if it does, whether it will remain at the initial post-split level or higher for any period of time;

●	the number of outstanding shares of Common Stock will be reduced to approximately [*] if the Reverse Split is implemented at a ratio of 1-for-2 and approximately [*] if the Reverse Split is implemented at a ratio of 1-for-50 (prior to taking into account the treatment of fractional shares, as described below, or any issuances of Common Stock after June 21, 2023); and

●	the number of shares of Common Stock that the Company is authorized to issue will not be decreased.

Are my pre-split stock certificates still good after the Reverse Split? Do I need to exchange them for new stock certificates?

If the Reverse Split is implemented, as of the effective date and time of the Reverse Split, each certificate representing pre-split shares of Common Stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-split shares of Common Stock. As soon as practicable after the effective date of the Reverse Split, our transfer agent, Computershare Trust Company, N.A., will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of Common Stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by Inpixon.

What if I hold some or all of my shares electronically in book-entry form? Do I need to take any action to receive post-split shares?

If you hold shares of our Common Stock in book-entry form (that is, you do not have stock certificates evidencing your ownership of our Common Stock but instead received a statement reflecting the number of shares registered in your account), you do not need to take any action to receive your post-split shares if the Reverse Split is implemented. If you are entitled to post-split shares, a transaction statement will be sent automatically to your address of record indicating the number of shares you hold.

What happens to any fractional shares resulting from the Reverse Split?

If you would be entitled to receive fractional shares as a result of the Reverse Split because you hold a number of shares of Common Stock before the reverse stock split that is not evenly divisible (in other words, it would result in a fractional interest following the Reverse Split), the Company shall not issue to any holder a fractional share of Common Stock on account of the Reverse Split. Rather, either (i) fractional shares that would be created as a result of the Reverse Split will be rounded upward to the nearest whole share, or (ii) you will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Common Stock as reported on the Nasdaq on the last trading day before the effective date of the Reverse Split (as adjusted to give effect to the Reverse Split), with such determination regarding the treatment of fractional shares to be made by the Board in its sole discretion prior to effecting the Reverse Split. The ownership of a fractional share will not give you any voting, dividend or other right except, to the extent the Board decides to pay cash in lieu of fractional shares, the right to receive the cash payment therefor. If you are entitled to a cash payment in lieu of any fractional share, a check will be mailed to your registered address as soon as practicable after the effective date of the Reverse Split. By signing and cashing the check, you will warrant that you owned the shares of Common Stock for which you received such cash payment. To the extent the Board decides to round up fractional shares, share interests issued due to rounding will be given solely to save the expense and inconvenience of issuing fractional shares of Common Stock and will not represent separately bargained for consideration.

What happens to equity awards under Inpixon’s equity incentive plans as a result of the Reverse Split?

If the Reverse Split is implemented, all shares of Common Stock subject to the outstanding equity awards (including stock options, performance shares and restricted stock) under Inpixon’s equity incentive plans will be converted upon the effective date and time of the Reverse Split into between 2-50% of such number of such shares immediately preceding the Reverse Split (subject to adjustment for fractional interests), depending on the ratio of the Reverse Split approved by the Board. In addition, the exercise price of outstanding equity awards (including stock options and stock appreciation rights) will be adjusted to 2-50 times the exercise price specified before the Reverse Split. As a result, the approximate aggregate exercise price will remain the same following the Reverse Split. No fractional shares will be issued pursuant to the plans following the Reverse Split. Therefore, if the number of shares subject to the outstanding equity awards immediately before the Reverse Split is not evenly divisible (in other words, it would result in a fractional interest following the Reverse Split), the number of shares of Common Stock issuable pursuant to such equity awards (including upon exercise of stock options and stock appreciation rights) will be rounded up to the nearest whole number. However, any shares of Common Stock that have already been issued pursuant to equity awards granted under Inpixon’s equity incentive plans (including restricted stock) will be treated in the same manner as shares of Common Stock that are outstanding immediately prior to the effective time of the Reverse Split; subject to the Board’s determination regarding the treatment of fractional shares, either (i) shares of Common Stock that have already been issued pursuant to equity awards granted under Inpixon’s equity incentive plans will be rounded up to the nearest whole number or (ii) holders of such shares will receive cash equal to the market value of any fractional interest that would result from the Reverse Split, in lieu of such fractional interest.

Additional shares of Common Stock, if issued in connection with an equity award, would have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 21, 2023, regarding the beneficial ownership of our Common Stock by the following persons:

●	our Named Executive Officers;

●	each director;

●	all of our executive officers and directors as a group; and

●	each person or entity who, to our knowledge, owns more than 5% of our Common Stock.

Except as indicated in the footnotes to the following table, subject to applicable community property laws, each stockholder named in the table has sole voting and investment power. Unless otherwise indicated, the address for each stockholder listed is c/o Inpixon, 2479 E. Bayshore Road, Suite 195, Palo Alto, California 94303. Shares of Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of June 21, 2023, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder. The information provided in the following table is based on our records, information filed with the SEC, and information furnished by our stockholders.

Name of Beneficial Owner	Amount and nature of beneficial ownership		Percent of Class(1)
Named Executive Officers and Directors
Nadir Ali	67,860	(2)	*
Leonard Oppenheim	2,680	(3)	*
Kareem Irfan	2,679	(4)	*
Tanveer Khader	2,680	(5)	*
Soumya Das	30,565	(6)	*
Wendy Loundermon	33,962	(7)	*
All executive officers and directors as a group (6 persons)	140,426	(8)	*
More than 5% Beneficial Owner
Streeterville Capital, LLC	[*]	(9)	9.9%
Anson	[*]	(10)	9.9%

*	Represents beneficial ownership of less than 1%.

(1)	Based on [*] shares outstanding as of June 21, 2023.

(2)	Includes (i) 13,649 shares of common stock held of record by Nadir Ali, (ii) 54,209 shares of common stock issuable upon exercise of options exercisable within 60 days of June 21, 2023, (iii) 1 share of common stock held of record by Lubna Qureishi, Mr. Ali’s wife, and (iv) 1 share of common stock held of record by the Qureishi Ali Grandchildren Trust, of which Mr. Ali is the joint-trustee (with his wife Lubna Qureishi) of the Qureishi Ali Grandchildren Trust and has shared voting and investment control over the shares held. Excludes an additional 6,100 shares of common stock underlying options that are not exercisable within 60 days of June 21, 2023.

(3)	Includes (i) 2 shares of common stock held of record by Mr. Oppenheim, and (ii) 2,678 shares of common stock issuable upon exercise of options exercisable within 60 days of June 21, 2023.

(4)	Includes (i) 1 share of common stock held of record by Mr. Irfan and (ii) 2,678 shares of common stock issuable upon exercise of options exercisable within 60 days of June 21, 2023.

(5)	Includes (i) 1 share of common stock owned directly by SyHolding Corp., (ii) 1 share of common stock held of record by Mr. Khader and (iii) 2,678 shares of common stock issuable upon exercise of options exercisable within 60 days of June 21, 2023. Tanveer Khader holds the power to vote and dispose of the SyHolding Corp. shares.

(6)	Includes (i) 4,803 shares of common stock held of record by Mr. Das, (ii) 25,762 shares of common stock issuable upon exercise of options exercisable within 60 days of June 21, 2023. Excludes an additional 2,426 shares of common stock underlying options that are not exercisable within 60 days of June 21, 2023.

(7)	Includes (i) 6,790 shares of common stock held of record by Ms. Loundermon and (ii) 33,962 shares of common stock issuable upon exercise of options exercisable within 60 days of June 21, 2023. Excludes an additional 3,050 shares of common stock underlying options that are not exercisable within 60 days of June 21, 2023.

(8)	Includes (i) 25,247 shares of common stock held directly, or by spouse or relative, (ii) 2 shares of common stock held of record by entities, and (iii) 115,177 shares of common stock issuable upon exercise of options exercisable within 60 days of June 21, 2023.

(9)	Based on information available to us, Streeterville Capital LLC (“Streeterville”) beneficially owns 75,000,000 shares of Common Stock issuable upon the exercise of outstanding warrants, which are subject to a 9.99% ownership blocker. Excludes [*] shares of Common Stock issuable upon the exercise of outstanding warrants as a result of the ownership blocker. John M. Fife has voting and dispositive power over shares held by Streeterville Capital, LLC. The address of Streeterville Capital, LLC is 303 East Wacker Drive, Suite 1040, Chicago, Illinois 60601.

(10)	Based on information available to us, Anson East Master Fund LP and Anson Investments Master Fund LP (“Anson”) beneficially own in the aggregate 75,000,000 shares of Common Stock issuable upon the exercise of outstanding warrants, which are subject to a 9.99% ownership blocker. Excludes [*] shares of Common Stock issuable upon the exercise of outstanding warrants as a result of the ownership blocker. Without regard to the ownership blocker, Anson Investments Master Fund LP beneficially owns 60,000,000 shares of Common Stock issuable upon the exercise of the warrants and Anson East Master Fund LP beneficially owns 15,000,000 shares of Common Stock issuable upon the exercise of the warrants. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson, hold voting and dispositive power over the shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

PROPOSAL ONE:
APPROVAL OF THE AMENDMENT TO EFFECT THE REVERSE SPLIT

Background

Our Board has unanimously adopted resolutions approving a proposal to amend our Articles of Incorporation to effect a reverse split of all our outstanding shares of Common Stock, at a ratio between 1-for-2 and 1-for-50, to be determined at the discretion of the Board (the “Reverse Split”), for the purpose of complying with the Nasdaq Listing Rules, subject to the Board’s discretion to abandon such amendment. If this proposal is approved, the Board may decide not to effect the Reverse Split if it determines that it is not in the best interests of the Company to do so. The Board does not currently intend to seek re-approval of the Reverse Split for any delay in implementing the Reverse Split unless twelve months has passed from the date of the Special Meeting (the “Authorized Period”). If the Board determines to implement the Reverse Split, it will become effective upon filing a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada or at such later date specified therein.

The text of the proposed Certificate of Amendment to our Articles of Incorporation to effect the Reverse Split is included as Annex A to this Proxy Statement.

We are seeking stockholder approval of the Reverse Split because we do not intend to correspondingly decrease the number of our authorized shares of Common Stock. However, under Nevada law, the Board would be permitted to effect a reverse stock split without stockholder approval if the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock were correspondingly decreased.

Purpose of the Reverse Split

The primary purpose of the Reverse Split, if implemented, would be to potentially increase the market price of our Common Stock so that we can meet certain Nasdaq listing requirements, including (a) the minimum bid price rule in connection with Nasdaq continued listing requirements set forth in Nasdaq Listing Rule 5550(a)(2); or (b) the minimum bid price in connection with Nasdaq initial listing requirements, in the event the Company is required to re-apply for listing in connection with a strategic transaction pursuant to Nasdaq Listing Rule 5110(a).

On April 14, 2023, we received a deficiency letter from Nasdaq indicating that, based on our closing bid price for the last 30 consecutive business days, we did not comply with the minimum bid price requirement of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). The notification had no immediate effect on the listing of our Common Stock on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a grace period of 180 calendar days, or until October 11, 2023, to regain compliance with the minimum closing bid price requirement for continued listing. In order to regain compliance, the minimum closing bid price per share of our Common Stock must be at least $1.00 for a minimum of ten consecutive business days. In the event we do not regain compliance by October 11, 2023, we may be afforded an additional 180-day compliance period, provided we demonstrate that we meet all other applicable standards for continued listing on Nasdaq (except the bid price requirement), and provide written notice of our intention to cure the minimum bid price deficiency during the second grace period, by effecting a reverse stock split, if necessary. While we continue to seek alternative options, the Reverse Split is being proposed in order to possibly increase the market price of our Common Stock to satisfy the $1.00 minimum closing bid price required to try to avoid the delisting of our Common Stock from the Nasdaq, if necessary. In addition, a higher stock price, if the price does increase, may, among other things, increase the attractiveness of our Common Stock to the investment community.

As of June 21, 2023, the last reported closing price of our Common Stock was $0.1995. A delisting of our Common Stock may materially and adversely affect a holder’s ability to dispose of, or to obtain accurate quotations as to the market value, of, our Common Stock. In addition, any delisting may cause our Common Stock to be subject to “penny stock” regulations promulgated by the SEC. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of common stock. If our Common Stock becomes subject to these regulations, the market price of our Common Stock and the liquidity thereof could be materially and adversely affected. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain above the minimum bid price requirement of Nasdaq, or that this theoretical increase would indeed occur. Accordingly, we believe that approval of the amendment to our Articles of Incorporation to effect the Reverse Split in the Board’s discretion is in the Company’s and our stockholders’ best interests.

In addition to increasing the market price of our Common Stock so that we can meet the continued listing minimum bid price rule requirements of Nasdaq, the Reverse Split may permit us to satisfy the minimum bid price of the initial listing requirements of Nasdaq if the Company has to re-apply for listing in connection with a strategic transaction that falls under Nasdaq Listing Rule 5110(a). The Board has authorized the Company to evaluate various strategic transactions concerning our business. In connection therewith, we completed the spin-off and sale of our enterprise apps business in the first quarter of 2023. In addition, we have also previously announced that we have entered into a non-binding letter of intent and are in the due diligence and negotiation stages with a third party in connection with a potential transaction involving the remainder of our business. the Company expects that if it proceeds with a subsequent strategic transaction for the remainder of its business such potential transaction may fall under Nasdaq Listing Rule 5110(a).

We also believe that the Reverse Split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the Company available to investors. In addition, certain institutional investors or investment funds may be prohibited from buying stocks whose price is below a certain threshold. We believe that the reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Split, may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the Common Stock than that which currently exists.

Reducing the number of outstanding shares of our Common Stock through the Reverse Split is intended, absent other factors, to theoretically increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before such Reverse Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

We cannot be sure that our share price will comply with the requirements for continued listing of our Common Stock on Nasdaq in the future or that we will comply with the other continued listing requirements. If our Common Stock loses its status on Nasdaq, we believe that our Common Stock would likely be eligible to be quoted on an inter-dealer electronic quotation and trading system operated by OTC Markets Group. These markets are generally considered to be less efficient than, and not as broad as, Nasdaq. Selling our Common Stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event that our Common Stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage them from effecting transactions in our Common Stock, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock.

A delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions. There are risks associated with the Reverse Split, including that the Reverse Split may not result in a sustained increase in the per share price of our Common Stock.

We cannot predict whether the Reverse Split will increase the market price for our Common Stock on a sustained basis, if at all. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of our Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Split, if it increases at all;

●	the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and

●	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Board Discretion to Implement the Reverse Split

If this proposal is approved by the Company’s stockholders, the Board will have the authority, in its sole determination without any further action necessary by the stockholders, to effect the Reverse Split during the Authorized Period at a ratio set forth in the above range, as determined by the Board. The Board may, in its sole determination, choose to not effect the Reverse Split. The Board believes that granting this discretionary authority provides the Board with maximum flexibility to react to prevailing market conditions and future changes to the market price of our Common Stock, and therefore better enables it to act in the best interests of the Company. In addition to the Reverse Split, the Board is also pursuing other alternatives that may enable the Company to meet with the requirements for continued listing of our shares of Common Stock on Nasdaq. In exercising its discretion, the Board may consider the following factors:

●	the historical trading price and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Split on the trading market for our Common Stock; and

●	the prevailing general market and economic conditions.

At the close of business on June 21, 2023, the Company had [*] shares of Common Stock issued and outstanding. Following the effectiveness of the Reverse Split, if implemented, at a 1-for-2 ratio, the Company would have approximately [*] shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares or any issuances of Common Stock after June 21, 2023) following the Reverse Split and at a 1-for-50 ratio, the Company would have approximately [*] shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares or any issuances of Common Stock after June 21, 2023) following the Reverse Split. The actual number of shares of Common Stock outstanding after giving effect to the Reverse Split will depend on the ratio that is ultimately selected by the Board, and the number of shares of Common Stock outstanding at the time the Reverse Split is effected. The Company does not expect the Reverse Split to have any economic effect on stockholders, warrant holders, debt holders or holders of options, except to the extent the Reverse Split results in fractional shares as discussed below.

Procedure for Effecting the Reverse Split

Subject to the stockholder approval, if the Board decides to implement the Reverse Split, the Board will effect the split at a ratio between 1-for-2 and 1-for-50, to be determined at the discretion of the Board. We will file a Certificate of Amendment to our Articles of Incorporation, substantially in the form attached to this Proxy Statement as Annex A, with the Secretary of State of the State of Nevada to effect the Reverse Split. The Reverse Split would become effective at such time as the Certificate of Amendment is filed with the Secretary of State of the State of Nevada or at such later time as is specified therein. No further action on the part of the Company’s stockholders would be required and all shares of our Common Stock that were issued and outstanding immediately prior thereto would automatically be converted into new shares of our Common Stock based on the Reverse Split exchange ratio. As soon as practicable after the effective date of the Reverse Split, stockholders of record on the record date for the implemented Reverse Split would receive a letter from our transfer agent asking them to return the outstanding certificates representing our pre-split shares, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-split shares of our Common Stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates.

Effects of the Reverse Split

If the Reverse Split is approved by the stockholders and implemented by the Board, the principal effect will be to proportionately decrease the number of outstanding shares of Common Stock based on the split ratio. Shares of our Common Stock are currently registered under Section 12(b) of the Exchange Act and the Company is thus subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our Common Stock with the SEC or Nasdaq, where the Common Stock is traded. Following the Reverse Split, our Common Stock would continue to be listed on Nasdaq, assuming the Company’s compliance with the other continued listing standards of Nasdaq, although the shares will receive a new CUSIP number.

Proportionate voting rights and other rights of the holders of shares of our Common Stock will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares immediately prior to the effectiveness of the Reverse Split will generally continue to hold 2% of the voting power of the outstanding Common Stock after the Reverse Split. The number of stockholders of record will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. If approved and implemented, the Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits to the Company of the Reverse Split.

The table, which does not take into account an increase in the authorized shares to up to 1,000,000,000 pursuant to Proposal Two or the Board’s authority to effect a reverse stock split without stockholder approval if the reduction in the number of issued and outstanding shares of Common Stock is coupled with a corresponding decrease in the number of authorized shares of Common Stock, below illustrates the number of shares of Common Stock authorized for issuance following the Reverse Split, the approximate number of shares of Common Stock that would remain outstanding following the Reverse Split, and the number of unreserved shares of Common Stock available for future issuance following the Reverse Split. The information in the following table is based on [*] shares of Common Stock issued and outstanding as of June 21, 2023 and [*] shares reserved for future issuance as of June 21, 2023.

Proposed Ratio	Number of Shares of Common Stock Authorized	Approximate Number of Shares of Common Stock Outstanding		Approximate Number of Unreserved Shares of Common Stock Available for Future Issuance
1-for-2(1)	500,000,000	[*	]	[*	]
1-for-50(1)	500,000,000	[*	]	[*	]

(1)

All share numbers are rounded up to the nearest whole share but otherwise do not reflect the potential effect of rounding up for fractional shares that may result from the Reverse Split, which is subject to the Board’s discretion to instead pay cash in lieu of any fractional shares.

As reflected in the table above, the number of authorized shares of our Common Stock will not be reduced by the Reverse Split. Accordingly, the Reverse Split will have the effect of creating additional unissued and unreserved shares of our Common Stock. We have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our Common Stock that would be available as a result of the proposed Reverse Split. However, these additional shares may be used by us for various purposes in the future without further stockholder approval (subject to applicable Nasdaq listing rules), including, among other things: (i) raising capital necessary to fund our future operations, (ii) providing equity incentives to our employees, officers, directors and consultants, (iii) entering into collaborations and other strategic relationships and (iv) expanding our business through the acquisition of other businesses or products.

Effect of the Reverse Stock Split on the Company’s Amended and Restated 2011 Employee Stock Incentive Plan, the Company’s 2018 Employee Stock Incentive Plan, Warrants and Convertible or Exchangeable Securities

Based upon the split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding such split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the ratio determined by the Board, subject to our treatment of fractional shares.

The number of shares available under the Company’s 2018 Employee Stock Incentive Plan will not be adjusted in connection with the Reverse Split. Accordingly, following the effective time of the Reverse Split, there will be an increase in the number of available shares of our Common Stock available for future awards.

Additional shares of Common Stock, if issued in connection with an equity award, would have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders.

Accounting Matters

The amendment to the Company’s Articles of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share. As a result, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Effective Date

The Reverse Split would become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the office of the Secretary of State of the State of Nevada or at such later date as is specified in such filing. On the effective date, shares of Common Stock issued and outstanding, in each case, immediately prior thereto, will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the ratio determined by the Board within the limits set forth in this proposal.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock following the implementation of the Reverse Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act and the implementation of the proposed Reverse Split will not cause the Company to go private.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result the Reverse Split, a registered stockholder would otherwise become entitled to a fractional share. Rather, either (i) fractional shares that would be created as a result of the Reverse Split will be rounded upward to the nearest whole share, or (ii) stockholders will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Common Stock as reported on the Nasdaq on the last trading day before the effective date of the Reverse Split (as adjusted to give effect to the Reverse Split), with such determination regarding the treatment of fractional shares to be made by the Board in its sole discretion prior to effecting the Reverse Split. The ownership of a fractional share will not give a stockholder any voting, dividend or other right except, to the extent the Board decides to pay cash in lieu of fractional shares, the right to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the stockholder’s registered address as soon as practicable after the effective date of the Reverse Split. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received such cash payment. To the extent the Board decides to round up fractional shares, share interests issued due to rounding will be given solely to save the expense and inconvenience of issuing fractional shares of Common Stock and will not represent separately bargained for consideration.

Book-Entry Shares

If the Reverse Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical share certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Split.

Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Certificated Shares

If the Reverse Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical share certificates) will receive a transmittal letter from the Company’s transfer agent promptly after the effectiveness of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how stockholders holding certificated shares can exchange certificates representing the pre-split shares for a statement of holding.

Beginning after the effectiveness of the Reverse Split, each certificate representing shares of our pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of post-split Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Possible Effects of Additional Issuances of Common Stock and History of Prior Reverse Splits

Following the effective time of the Reverse Split, there will be an increase in the number of authorized but unissued shares of our Common Stock. Under the Nevada Revised Statutes (the “NRS”), the Board can issue additional shares of Common Stock without further vote of our stockholders except as may be required in particular cases by our Articles of Incorporation, the NRS or other applicable law, regulatory agencies or Nasdaq Listing Rules. Stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right thereunder to purchase any new issue of Common Stock, or securities that are convertible into Common Stock, in order to maintain their proportionate ownership interests in the Company.

Additional shares of Common Stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders. The issuance of such additional shares of Common Stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company does not intend to pay any cash dividends on its Common Stock in the foreseeable future. In addition, the issuance of such additional shares of Common Stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders’ ability to influence the election of directors or any other action taken by the holders of Common Stock.

In the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares of Common Stock to frustrate persons seeking to take over or otherwise gain control of our Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s bylaws or Articles of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transactions were opposed by the Board. A result of the anti-takeover effect of the increase in the number of authorized shares of Common Stock could be that stockholders would be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our Common Stock, if the same was so offered by a party attempting a hostile takeover of our Company. The Company is not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Proxy Statement.

The Company effected a 1-for-15 reverse stock split of the Company’s issued and outstanding shares of Common Stock on March 1, 2017, a 1-for-30 reverse stock split of the Company’s issued and outstanding shares of Common Stock on February 6, 2018, a 1-for-40 reverse stock split of the Company’s issued and outstanding shares of Common Stock effected on November 2, 2018, a 1-for-45 reverse stock split of the Company’s issued and outstanding shares of Common Stock on January 7, 2020 and a 1-for-75 reverse stock split of the Company’s authorized and issued and outstanding shares of Common Stock effected on October 7, 2022. The Company effected these reverse stock splits for the purpose of complying with Nasdaq Listing Rule 5550(a)(2).

Certain Material U.S. Federal Income Tax Consequences of a Reverse Stock Split

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in a reverse stock split by a U.S. stockholder who holds the shares as a capital asset. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. stockholder” refers to a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of Common Stock is a stockholder who is not a U.S. stockholder.

This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to any stockholder who may be subject to special tax rules, including, without limitation: (1) stockholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities who elect to use a mark-to-market method of accounting for their securities holdings; (7) U.S. stockholders whose “functional currency” is not the U.S. dollar; (8) persons holding Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (9) persons who acquire shares of Common Stock in connection with employment or other performance of services; (10) dealers and other stockholders who do not own their shares of Common Stock as capital assets; (11) U.S. expatriates, (12) foreign persons; (13) resident alien individuals; or (14) stockholders who directly or indirectly hold their stock in an entity that is treated as a partnership for U.S. federal tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the Reverse Split.

There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Reverse Split.

Tax Consequences to the Company - We believe that the Reverse Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Split. In addition, we do not expect the Reverse Split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Stockholders - Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split, except to the extent of any cash received in lieu of a fractional share of Common Stock (which fractional share will be treated as received and then exchanged for cash), to the extent the Board decides to pay cash in lieu of any fractional shares. Each stockholder’s aggregate tax basis in the Common Stock received in the Reverse Split, including any fractional share treated as received and then exchanged for cash, should equal the stockholder’s aggregate tax basis in the Common Stock exchanged in the Reverse Split. In addition, each stockholder’s holding period for the Common Stock it receives in the Reverse Split should include the stockholder’s holding period for the Common Stock exchanged in the Reverse Split.

In general, a stockholder who receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the stockholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of Common Stock (generally more than 1%) or who exercise some control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

No Right of Dissent or Appraisal

Under NRS 92A.300 to 92A.500, inclusive, under certain circumstances, stockholders of a Nevada corporation may be entitled to dissent and demand payment of the fair value of such stockholder’s shares in the event of certain corporate actions, including reverse stock splits of a class or series held without correspondingly decreasing the number of authorized shares of the same class or series if money will be paid or scrip will be issued to stockholders who in the aggregate hold one percent or more of the outstanding shares of the affected class or series, and would otherwise be entitled to receive a fraction of a share in the exchange of their outstanding shares.

However, there is no such right of dissent for holders of a class or series of stock that is a “covered security” under Section 18(b)(1)(A) or (B) of the Securities Act. Inpixon’s Common Stock is listed on the Nasdaq Capital Market, a national securities exchange, making it a “covered security” within the meaning of Section 18(b)(1)(A) of the Securities Act. Therefore, the holders of Common Stock will not have the right under the NRS to dissent from, or demand payment for their shares in connection with, Proposal One, and we will not independently provide our stockholders with such a right..

Vote Required

The affirmative vote of the holders of shares of Common Stock representing a majority of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting will be required for approval of this proposal. Accordingly, abstentions will have the same legal effect as a vote “AGAINST” this proposal. Brokers generally have discretionary authority to vote on the amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding Common Stock, thus, broker non-votes are not expected to result from the vote on this proposal.

***THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT
THE REVERSE SPLIT***

PROPOSAL TWO:
APPROVAL OF THE AUTHORIZED SHARE INCREASE

Background

Our Board has determined that it is advisable and in our and our stockholders’ best interests to increase the number of authorized shares of Common Stock to up to 1,000,000,000 shares, with such number to be determined at the Board’s discretion (the “Authorized Share Increase”) from the 500,000,000 shares currently authorized, or such other number as may be authorized at the time of the Authorized Share Increase. Accordingly, stockholders are asked to approve an amendment to our Articles of Incorporation to effectuate such increase.

The Board strongly believes that the increase in the number of authorized shares of Common Stock is necessary to provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy. Accordingly, the Board has unanimously approved a resolution proposing such amendment to our Articles of Incorporation and directed that it be submitted for approval at the Special Meeting.

The text of the form of the proposed Certificate of Amendment to our Articles of Incorporation to effect the Authorized Share Increase, which assumes the approval of this proposal, is attached hereto as Annex B.

The number of authorized shares of Common Stock following the amendment of our Articles of Incorporation as a result of the approval of this Proposal Two will not be reduced by the Reverse Split.

Of the 500,000,000 shares of Common Stock currently authorized, [*] shares of Common Stock were outstanding as of the Record Date, in addition to the following:

●	57 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $101,878,058.84 per share;

●	339,386 shares of Common Stock issuable upon the exercise of outstanding stock options under the Company’s 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $83.29 per share;

●	1 share of Common Stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $146,450,902.50 per share;

●	52,331,824 shares of Common Stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our Common Stock that may become available under our 2018 Employee Stock Incentive Plan;

●	34 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $11,238.75 per share;

●	73 shares of Common Stock issuable upon the exercise of Series A warrants at an exercise price of $936.5625 per share;

●	3,846,153 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $5.85 per share;

●	150,000,000 shares of Common Stock issuable upon the exercise of the warrants at an Initial Exercise Price of $0.26 per share, subject to a lower Adjusted Exercise Price if we obtain stockholder approval of Proposal Three in accordance with Nasdaq Listing Rule 5635(d) (provided, however, that the exercise price will not be less than the floor price of $0.10);

●	1 share of Common Stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $16,740.00 per share; and

●	12 shares of Common Stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $11,238.75 per share.

The number of shares outstanding or reserved for issuance under outstanding options, warrants and other derivative securities set forth above does not reflect the Reverse Split set forth in Proposal One above. If the Reverse Split is approved, such number of shares, but not the number of authorized shares, would be adjusted proportionally.

In addition, as described under Proposal One, the Board has the authority to effect a reverse stock split without approval of the stockholders of the Company if the reduction in the number of issued and outstanding shares of stock of the Company held by each stockholder is coupled with a corresponding decrease in the number of authorized shares of such class or series of stock. The numbers of shares outstanding or reserved for issuance under outstanding options, warrants and other derivative securities, or of shares authorized to be issued, set forth above do not reflect any such reverse stock split with a corresponding decrease in the number of authorized shares. If the Board were, prior to the implementation of the Authorized Share Increase, to implement such a reverse stock split with a corresponding decrease in the number of authorized shares, both the number of shares outstanding or reserved for issuance and the number of currently authorized shares would be adjusted proportionately.

Reasons for the Proposed Increase in Number of Authorized Shares of Common Stock

To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy. The increase in authorized shares of Common Stock will provide us greater flexibility with respect to our capital structure for various purposes as the need may arise from time to time. These purposes may include, but are not limited to: raising capital, establishing strategic relationships or pursuing strategic transactions with other companies, expanding our business through the acquisition of other businesses or products and providing equity incentives to employees, officers or directors. Approval of this proposal would enable us to respond promptly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders’ meeting to approve a contemplated stock issuance. Our management and Board believe it is in the best interests of the Company and our stockholders to have the flexibility provided by an increase in the number of shares of authorized Common Stock.

Principal Effects of Increase in Number of Authorized Shares of Common Stock

If stockholders approve this Proposal Two, the additional authorized shares of Common Stock will have rights identical to the currently outstanding shares of our Common Stock. The proposed amendment will not affect the par value of the Common Stock, which will remain at $0.001 per share. Approval of this Proposal Two and issuance of the additional authorized shares of Common Stock would not affect the rights of the holders of currently outstanding shares of our Common Stock, except for effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of any earnings per share and voting rights of current holders of Common Stock. If the number of authorized shares of Common Stock at the time of the Authorized Share Increase is less than the 500,000,000 shares currently authorized, any dilutive effects will be increased accordingly.

The additional authorized shares of Common Stock, by the approval of this Proposal Two, could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Articles of Incorporation, the NRS or other applicable law, regulatory agencies or Nasdaq Listing Rules. Stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right thereunder to purchase any new issue of Common Stock, or securities that are convertible into Common Stock, in order to maintain their proportionate ownership interests in the Company.

The proposed amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock could, under certain circumstances, have an anti-takeover effect. The additional shares of Common Stock that would become available for issuance, if this Proposal Two is approved, could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities not approved by the Board, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.

Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal Two could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

This proposal will be effective upon its approval by our stockholders at the Special Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Special Meeting in the order presented herein, if this proposal is approved by our stockholders, it will become effective.

No Rights of Dissent or Appraisal

Under the NRS, stockholders are not entitled to rights of dissent or appraisal with respect to an increase in the number of authorized shares of Common Stock as pursuant to Proposal Two, and we will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of the holders of shares of Common Stock representing a majority of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting will be required for approval of this proposal. Accordingly, abstentions will have the same legal effect as a vote “AGAINST” this proposal. Brokers generally have discretionary authority to vote on the amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock, thus, broker non-votes are not expected to result from the vote on this proposal.

***THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK TO UP TO 1,000,000,000***

PROPOSAL THREE:
APPROVAL OF THE ISSUANCE OF SHARES UPON EXERCISE OF THE WARRANTS IN
ACCORDANCE WITH NASDAQ LISTING RULE 5635(D)

Overview

On May 15, 2023, we entered into a Warrant Purchase Agreement (the “Purchase Agreement”) with certain accredited investors, pursuant to which we sold in a private placement (the “Private Placement”) an aggregate of 150,000,000 warrants (the “Warrants”) to purchase shares of our Common Stock, at an offering price of $0.01 per Warrant (the “Per Warrant Purchase Price”) for aggregate gross proceeds of approximately $1,500,000 (before deducting fees to the placement agent and other expenses). The Private Placement closed, and the Warrants were issued, on May 17, 2023. Each Warrant is immediately exercisable for one share of Common Stock and will expire one year from the issuance date (the “Termination Date”), unless extended by the Company with the consent of the holder.

The Warrants have an initial exercise price per share of $0.26, which is equal to the Minimum Price as defined in Nasdaq Listing Rule 5635(d) (the “Initial Exercise Price”), payable in cash or the cancellation of indebtedness. Upon receipt of stockholder approval of this Proposal Three, the exercise price will equal the lower of (i) the Initial Exercise Price and (ii) 90% of the lowest VWAP (as defined in the Purchase Agreement) of the Common Stock for the five Trading Days (as defined in the Purchase Agreement) immediately prior to the date on which a Notice of Exercise is submitted to the Company (subject to adjustment as set forth in the Warrants) (the “Adjusted Exercise Price” and together with the Initial Price, as applicable, the “Exercise Price”); provided, however, that the Adjusted Exercise Price will not be less than $0.10 (the “Floor Price”); and provided further that any exercise of the Warrants with an Adjusted Exercise Price will be subject to the Company’s consent unless the trading price of the Common Stock as of the time the Notice of Exercise is delivered to the Company is at least 10% or more above the prior Trading Day’s Nasdaq Official Closing Price. The Purchase Agreement and the Warrants were amended pursuant to that certain Amendment Agreement, dated as of June 20, 2023, by and between the Company and the Warrant holders, which amendment, among other things, established the Floor Price.

Pursuant to the terms of the Warrants, at any time prior to the Termination Date, we may, in our sole discretion, redeem any portion of a Warrant that has not been exercised, in cash, at the Per Warrant Purchase Price, plus all liquidated damages and other costs, expenses or amounts due in respect of the Warrants (the “Redemption Amount”) upon five Trading Days’ written notice to the Warrant holder (the “Redemption Date”). On the Termination Date, we will be required to redeem any portion of the Warrants that has not been exercised or redeemed prior to such date through payment of the Redemption Amount in cash. We will be required to pay any Redemption Amount within five Trading Days after the Redemption Date or the Termination Date, as applicable.

Why we need Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq Stock Market Rules. Nasdaq Listing Rule 5635(d) requires an issuer to obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement, and (ii) the average Nasdaq Official Closing Price for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”), if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.

The exercise of the Warrants at an Adjusted Exercise Price below the Initial Exercise Price (which is equal to the Minimum Price) is subject to stockholder approval in accordance with Nasdaq Listing Rule 5635(d). Without stockholder approval of this Proposal Three, in accordance with the terms of the Warrants, the Warrants cannot be exercised at an Exercise Price below the Minimum Price.

Pursuant to the terms of the Purchase Agreement, we agreed to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practical date after the date of the Purchase Agreement, and in any event on or before September 12, 2023, for the purpose of obtaining the approval of our stockholders as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) with respect to the transactions contemplated by the Purchase Agreement and the Warrants, including relating to the Adjusted Exercise Price. If we do not obtain approval of this Proposal Three at the Special Meeting, then we will call a meeting every four (4) months thereafter to seek such approval until approval is obtained or the Warrants are no longer outstanding.

Effect of approval of Proposal Three on our stockholders

If our stockholders approve this Proposal Three, the Warrants will be exercisable in full at an Adjusted Exercise Price that may be less than the Minimum Price; provided, that that the Adjusted Exercise Price may not be less than the Floor Price. If our stockholders do not approve this Proposal Three, the Warrants will remain exercisable at the Initial Exercise Price of $0.26.

We believe the benefits of the approval of this proposal exceed the potential risks. Our ability to succeed on our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If this Proposal Three is approved, then to the extent that the market price of our Common Stock is less than Initial Exercise Price/Minimum Price, Warrant holders will be more likely to exercise their Warrants at a lower Adjusted Exercise Price (subject to the Floor Price) that is in line with the market price of our Common Stock. If this Proposal Three is not approved, the Warrant holders will be less likely to exercise their Warrants at the Initial Exercise Price if it exceeds the market price of our Common Stock. As of June 21, 2023, the last reported closing price of our Common Stock was $0.1995, which is less than the Initial Exercise Price. If the Warrant holders do not exercise their Warrants, we will not receive any cash proceeds, which may limit our ability to further our corporate strategy and enhance our shareholder value. Additionally, as described above, on the Termination Date, we will be required to redeem any portion of the Warrants that has not been exercised or redeemed prior to such date through payment of the Redemption Amount in cash, which would further deplete our resources.

Moreover, if stockholder approval is not obtained at this Special Meeting, we will be required to call another special meeting every four (4) months until approval is obtained or the Warrants are no longer outstanding. Calling and holding a special meeting, along with obtaining a brokers search and preparing, printing and mailing proxy statements and proxy cards, are expensive and time consuming.

Notwithstanding the foregoing, approval of Proposal Three does involve certain risks. The issuance of Common Stock upon exercise of the Warrants may cause significant dilution to our stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and may cause a decline in the market price of our common stock. A decline in our market price could impair our ability to raise funds in additional equity or debt financings. The issuance of shares of our common stock would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The table below illustrates the number of shares of common stock outstanding, the number of shares of common stock that may be issued upon exercise of the Warrants if this proposal is approved, and the number of unreserved shares of common stock available for future issuance, assuming the Company effects the Authorized Share Increase, following such issuances. The information in the following table is based on [*] shares of common stock issued and outstanding as of June 21, 2023 and [*] shares reserved for future issuance as of June 21, 2023.

Dilution Table Assuming 1,000,000,000,000 Authorized Shares	Approximate Number of Common Stock Outstanding		Approximate Number of Common Stock that may be Issued under this Proposal	Approximate Number of Unreserved Common Stock Available for Future Issuance
Pre-Split	[*	]	150,000,000	[*	]
Proposed Reverse Split Using 1-for-2 Ratio(1)	[*	]	75,000,000	[*	]
Proposed Reverse Split Using 1-for-50 Ratio(1)	[*	]	3,000,000	[*	]

(1)

All share numbers are rounded up to the nearest whole share but otherwise do not reflect the potential effect of rounding up for fractional shares that may result from the Reverse Split, which is subject to the Board’s discretion to instead pay cash in lieu of any fractional shares.

In addition, we will receive less cash proceeds if the Warrants are exercised for cash at an Adjusted Exercise Price that is below the Initial Exercise Price; provided, however, that the Adjusted Exercise Price may not be less than the Floor Price. If all of the Warrants are exercised for cash at the Initial Exercise Price, then the maximum proceeds we would receive is approximately $39,000,000. If all of the Warrants are exercised for cash at the Floor Price, then we would receive approximately $15,000,000 in cash proceeds. Assuming the market price of our Common Stock remains below the Initial Exercise Price, Warrant holders will be more likely to exercise their Warrants at an Adjusted Exercise Price that is below the Initial Exercise Price, and we will be more likely to receive cash proceeds, although such amount would be less than the maximum proceeds. The Warrants may also be exercised through the cancellation of indebtedness owed by us to the Warrant holders. In these circumstances, even if the Warrants are exercised, we would not receive any proceeds; however, the amount of indebtedness we would be required to repay, if any, would be reduced.

No Appraisal Rights

Under the NRS, stockholders are not entitled to rights of appraisal with respect to Proposal Three, and we will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast by the holders of all of the shares of Common Stock present or represented and entitled to vote at the Special Meeting will be required for approval of this proposal. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal. This proposal involves matters that we believe are non-routine, thus, brokers will not have discretionary authority to vote on this proposal and broker non-votes are expected to result from the vote on this proposal.

***THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE ISSUANCE OF SHARES UPON EXERCISE OF THE WARRANTS IN
ACCORDANCE WITH NASDAQ LISTING RULE 5635(D)***

PROPOSAL FOUR:
AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve the foregoing proposals described in this Proxy Statement, the Company may move to adjourn the Special Meeting at that time in order to enable our Board of Directors to solicit additional proxies.

In this Proposal Four, we are asking our stockholders to authorize the Company to adjourn the Special Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event that there are not sufficient votes to approve the forgoing proposals, each as described in this Proxy Statement. If our stockholders approve this Proposal Four, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the forgoing proposals, we could adjourn the Special Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary or advisable to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 60 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast by the holders of all of the shares of Common Stock present or represented and entitled to vote at the Special Meeting will be required for approval of this proposal. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal. Brokers generally have discretionary authority to vote on the adjournment of the Special Meeting, thus, broker non-votes are not expected to result from the vote on this proposal.

***OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE
FOR THIS PROPOSAL TO AUTHORIZE THE ADJOURNMENT OF THE SPECIAL MEETING***

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We and some brokers have adopted “householding,” a procedure under which stockholders who have the same address will receive a single Notice or set of proxy materials, unless one or more of these stockholders provides notice that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the Company by reducing printing and postage costs. If you participate in householding and wish to receive a separate Notice or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, telephone number 1-800-579-1639, or Wendy Loundermon, Chief Financial Officer and Secretary of Inpixon, 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, telephone number (703) 665-0585. We will deliver the requested documents to you promptly upon your request. Stockholders who share an address and receive multiple copies of the Notice or proxy materials can also request to receive a single copy by following the instructions above.

Requirements For Advance Notification of Nominations
and Stockholder Proposals

The Company intends to hold a regular annual meeting in 2023 regardless of the outcome of the matters to be considered at the Special Meeting. Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2023 Annual Meeting of Stockholders must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission and must have been received by us no later than June 20, 2023, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed the proxy statement for the 2022 Annual Meeting of Stockholders. Stockholder proposals should be addressed to our Secretary at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303. However, in the event that the Company holds its 2023 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2022 Annual Meeting, the Company will disclose the new deadline by which stockholder proposals must be received.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Company for this year’s annual meeting.

Other Matters

The Board does not intend to bring any other matters before the Special Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the Special Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board or, if no recommendation is given, in their own discretion.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided. If you have any questions, or proxy solicitor can be reached via toll-free number: (800) 515-4507.

THE BOARD OF DIRECTORS

Palo Alto, CA
               , 2023

ANNEX A

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Inpixon Entity or Nevada Business Identification Number (NVID): NV19991226183
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: [___%]
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____ Jurisdiction of formation: ____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ____ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 12/15/2022

ANNEX A-1

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) A new paragraph has been added to subsection (A) of Article IV. (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________________ Signature of Officer or Authorized Signer ____ Title X ______________________________ Signature of Officer or Authorized Signer ____ Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See amendment to Restated Articles of Incorporation included in Addendum attached hereto.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 12/15/2022

ANNEX A-2

Addendum

to

Certificate of Amendment (Pursuant to NRS 78.385 and 78. 390 — After Issuance of Stock)

INPIXON

NV19991226183

Pursuant to the requirements of NRS 78.2055, the board of directors of Inpixon (the “Corporation”) proposed and recommended to the stockholders a recommendation to decrease, on a 1-for- [      ] basis, the number of issued and outstanding shares of Common Stock, par value $0.001 per share, of the Corporation, without any adjustment to the par value per share and without any reduction in the authorized number of shares of Common Stock, and the proposal was approved by the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as is otherwise required by the provisions of the Articles of Incorporation.

ARTICLE IV
Capital Stock

The Restated Articles of Incorporation are hereby amended by adding the following as a new paragraph to the end of subsection (A) to Article IV:

“Upon the effectiveness of the filing (the “Effective Time”) of the Amendment of Restated Articles of Incorporation pursuant to the Chapter 78 of the NRS, each [ ] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock automatically and without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Corporation shall not issue to any holder a fractional share of Common Stock on account of the Reverse Stock Split. [Rather, any fractional share of Common Stock resulting from such change shall be rounded upward to the nearest whole share of Common Stock. Share interests issued due to rounding are given solely to save the expense and inconvenience of issuing fractional shares of Common Stock and do not represent separately bargained for consideration.][The Corporation shall, in lieu of such fractional share, pay to the holder a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the Nasdaq Capital Market on the last trading day before the Effective Time (as adjusted to give effect to the Reverse Stock Split).] Until surrendered, each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall only represent the number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such Old Certificate were combined into as a result of the Reverse Stock Split.”

ANNEX A-3

ANNEX B

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Inpixon Entity or Nevada Business Identification Number (NVID): NV19991226183
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: [____%]
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____ Jurisdiction of formation: ____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ____ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 12/15/2022

ANNEX B-1

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ____ Time: ____ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See Amendment to Article IV below. (attach additional page(s) if necessary)
6. Signature: (Required)	X ____________________ Signature of Officer or Authorized Signer ____ Title X ____________________ Signature of Officer or Authorized Signer ____ Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

The first paragraph of “ARTICLE IV. CAPITAL STOCK” is hereby amended and restated as follows:

The Corporation is authorized to issue up to 1,005,000,000 shares of capital stock, of which 1,000,000,000 shall be designated as “Common Stock,” each of which shall have a par value of $0.001, and 5,000,000 which shall be designated as “Preferred Stock,” each of which shall have a par value of $0.001.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 12/15/2022

ANNEX B-2

Preliminary Proxy Card – Subject to Completion

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/INPX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19802-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INPIXON

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V19803-TBD

INPIXON
Special Meeting of Stockholders
TBD 10:00 AM, Pacific Time
This proxy is solicited by the Board Of Directors

The stockholder(s) hereby appoint(s) Nadir Ali and Wendy Loundermon, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INPIXON that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, Pacific Time on TBD, at www.virtualshareholdermeeting.com/INPX2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side